Exhibit 99.1

Opendoor Announces Closing of Convertible Notes Exchange and New Convertible Notes Issuance

SAN FRANCISCO, May 19, 2025 (GLOBE NEWSWIRE) -- Opendoor Technologies Inc. (Nasdaq: OPEN) (the “Company”), a leading e-commerce platform for residential real estate transactions, today announced the completion of its negotiated exchange and subscription agreements (the “Exchange and Subscription Agreements”) with certain holders of the Company’s 0.25% Convertible Senior Notes due 2026 (the “2026 Notes”) and new investors, pursuant to which the Company issued $325.0 million aggregate principal amount of its 7.000% Convertible Senior Notes due 2030 (the “2030 Notes”) consisting of (a) approximately $245.8 million principal amount of 2030 Notes issued in exchange for approximately $245.8 million principal amount of 2026 Notes (the “Exchange Transactions”), and (b) approximately $79.2 million principal amount of 2030 Notes for cash (the “Subscription Transactions” and, together with the Exchange Transactions, the “Transactions”), in each case, pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder.

“We are pleased to have achieved several key objectives for the Company and our stockholders through this transaction,” said Selim Freiha, CFO of Opendoor. “We successfully exchanged the majority of our outstanding 2026 Notes for 2030 Notes and opportunistically added $75.3 million in cash to our balance sheet—reflecting strong support from our investors. These steps position us to stay focused on our mission to reinvent the U.S. residential real estate industry—making it simpler, more convenient, and more customer-centric.”

The 2030 Notes are senior, unsecured obligations of the Company and accrue interest at a rate of 7.000% per annum. The Company expects that the gross proceeds from the Subscription Transactions will be approximately $75.3 million, excluding offering fees and transaction expenses, and intends to use the net proceeds for general corporate purposes.

The 2030 Notes will mature on May 15, 2030, unless earlier converted, redeemed or repurchased. Before November 15, 2029, the 2030 Notes are convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and on such day and thereafter, at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying cash up to the aggregate principal amount of the 2030 Notes to be converted and paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the 2030 Notes being converted based on the applicable conversion rate.

The 2030 Notes have an initial conversion rate of 637.1050 shares of common stock per $1,000 principal amount of 2030 Notes (which is subject to adjustment in certain circumstances). This is equivalent to an initial conversion price of approximately $1.57 per share. The initial conversion price represents a premium of approximately 80% over the last reported sale price of $0.872 per share of the Company’s common stock on May 8, 2025.

Holders of the 2030 Notes have the right to require the Company to repurchase for cash all or a portion of their 2030 Notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the indenture relating to the 2030 Notes). The Company is also required to increase the conversion rate for holders who convert their 2030 Notes in connection with certain fundamental changes or a redemption notice, as the case may be, prior to the maturity date. The 2030 Notes are redeemable, in whole or in part (subject to certain limitations), for cash at the Company’s option at any time, and from time to time, on or after May 22, 2028, but only if the last reported sale price per share of the common stock exceeds 130% of the conversion price then in effect for a specified period of time. Unless the Company has previously called all outstanding 2030 Notes for redemption, holders of the 2030 Notes may require the Company to repurchase their 2030 Notes on May 15, 2028, at a cash repurchase price equal to the principal amount of the 2030 Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

J. Wood Capital Advisors LLC served as advisor to the Company in the Transactions.

For additional information regarding the terms of the Transactions, please see the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 19, 2025.

About Opendoor

Opendoor is a leading e-commerce platform for residential real estate transactions whose mission is to power life’s progress, one move at a time. Since 2014, Opendoor has provided people across the U.S. with a simple and certain way to sell and buy a home. Opendoor is a team of problem solvers, innovators, and operators who are leading the future of real estate. Opendoor currently operates in markets nationwide.

For more information, please visit www.opendoor.com

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding future financial results including driving toward sustainable positive cash flow; the future health and status of the Company’s financial condition; and its business strategy and mission. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strategy”, “strive”, “target”, “vision”, “will”, or “would”, any negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. The factors that could cause or contribute to actual future events to differ materially from the forward-looking statements in this press release include but are not limited to: risks associated with the Company’s indebtedness and capital structure; the current and future health and stability of the economy, financial conditions and residential housing market, including any extended downturns or slowdowns; changes in general economic and financial conditions (including federal monetary policy, the imposition of tariffs and price or exchange controls, interest rates, inflation, actual or anticipated recession, home price fluctuations, and housing inventory), as well as the probability of such changes occurring, that impact demand for the Company’s products and services, lower the Company’s profitability or reduce its access to future financings; actual or anticipated fluctuations in the Company’s financial condition and results of operations; the Company’s ability to access sources of capital, including debt financing and securitization funding to finance its real estate inventories and other sources of capital to finance operations and growth. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2025, as updated by its periodic reports and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Contact Information

Investors:
investors@opendoor.com

Media:
press@opendoor.com